Exhibit 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                                November 1, 1999

Merrill Lynch New Mexico Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the filing of our opinion dated April 19, 1994, originally filed on April 22, 1994 as an Exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 33-52303 and 811-4375) of Merrill Lynch New Mexico Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust, and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 7 to such Registration Statement.

                                                      Very truly yours,

                                                      /s/ BROWN & WOOD LLP
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